CONTACT:

Brainerd Communicators

Ray Yeung (Media)

yeung@braincomm.com

Corey Kinger (Investors)

kinger@braincomm.com

212.986.6667

TMNG GLOBAL REPORTS 2008 THIRD QUARTER RESULTS

Overland Park, KS – November 5, 2008 – TMNG Global (Nasdaq: TMNG), a leading provider of management consulting and software solution services to the global communications, media and entertainment industries, reported financial results for its 2008 third quarter ended September 27, 2008.

Revenues in the third quarter of 2008 were $17.5 million compared to revenues of $20.8 million in the prior year period. Revenues reflected continued strong performance from both the Management Consulting and Software Solutions segments, but were offset by scope reductions and protraction in project launches as well as unfavorable foreign exchange impact. During the quarter, TMNG Global’s gross margin was 43.5%, compared with 49.5% in the third quarter of 2007.

TMNG Global reported a net loss of ($1.2) million or ($0.03) per diluted share for the third quarter of 2008, compared to net income of $504,000, or $0.01 per diluted share in last year’s third quarter. After adjusting for the after tax impact of non-cash charges, including intangible impairment, depreciation, amortization and share-based compensation, TMNG Global generated non-GAAP adjusted net income of $1.1 million, or $0.03 per diluted share, during the third quarter of 2008. The comparable non-GAAP adjusted net income for the third quarter of fiscal 2007, which also included an adjustment for expenses related to the review of the Company’s option granting practices and an adjustment to exclude the gain on settlement of a foreign tax withholding dispute, was $2.1 million, or $0.06 per diluted share.

The Company ended the third quarter with cash and cash equivalents of $9.7 million, long-term investments of $14.0 million, no long-term debt, and stockholders’ equity of $42.6 million.

“Our third quarter performance in most respects shows that our strategy and our offerings continue to be positioned solidly to serve a fundamentally attractive telecommunications, media and entertainment environment,” said Richard Nespola, TMNG Global Chairman and CEO. “However, the significant global economic and credit market events of the past several months are causing many companies to begin to pause some spending as they balance liquidity, strategic and investment priorities. These circumstances, coupled with our historical seasonality during the fourth quarter holiday season limits our forward visibility, but not our long-term optimism. As we work through the currently challenging environment, we’re encouraged by a strong pipeline of sold and potential new business, our ability to leverage a flexible operating model to manage expenses, and a solid balance sheet.”

Financial Results for the Thirty-Nine Weeks Ended September 27, 2008

For the thirty-nine weeks ended September 27, 2008, revenues increased 16.8% to $59.6 million, compared with $51.0 million in the comparable year-ago period. TMNG Global’s gross margin was 45.7% during the thirty-nine weeks ended September 27, 2008, compared with 46.5% in the comparable year-ago period.

Net loss for the thirty-nine weeks ended September 27, 2008 was ($9.8) million or ($0.28) per diluted share, compared with a net loss of ($2.8) million or ($0.08) per diluted share in the comparable year-ago period. GAAP results in 2008 include goodwill and intangible asset impairment charges of $10.2 million. Non-GAAP adjusted net income, adjusted for the after tax impact of non-cash expenses, including the impairment charges, depreciation and amortization expense, and share-based compensation, was approximately $5.5 million, or $0.15 per diluted share, for the thirty-nine weeks ended September 27, 2008. The comparable non-GAAP adjusted net income for the thirty-nine weeks ended September 29, 2007 was $2.3 million, or $0.07 per diluted share, which also excluded expenses related to the review of the Company’s option granting practices and excluded the gain on settlement of a foreign tax withholding dispute.

For the thirty-nine weeks ended September 27, 2008, cash flow from operations was $7.1 million, compared to $1.1 million in the comparable year-ago period.

In addition to reporting net income (loss) and net income (loss) per share on a GAAP basis, this press release contains certain non-GAAP adjustments which are described in the schedule entitled “Reconciliation of GAAP Net (Loss) Income to Non-GAAP Adjusted Net Income” that accompanies this press release. In making these non-GAAP adjustments, the Company took into account certain non-cash expenses and benefits, including tax effects as applicable, and the impact of certain items that are generally not expected to be on-going in nature. Management believes the exclusion of these items provides a useful basis for evaluating underlying business performance, but should not be considered in isolation and is not in accordance with, or a substitute for, evaluating Company performance utilizing GAAP financial information. The Company believes that providing such adjusted results allows investors and other users of the Company’s financial statements to better understand TMNG Global’s comparative operating performance for the periods presented.

TMNG Global’s management uses the non-GAAP financial measure in its own evaluation of the Company’s performance, particularly when comparing performance to the prior year’s period. TMNG Global’s non-GAAP measure may differ from similar measures by other companies, even if similar terms are used to identify such measures. Although TMNG Global’s management believes the non-GAAP financial measure is useful in evaluating the performance of its business, TMNG Global acknowledges that items excluded from such measure have a material impact on the Company’s net income (loss) and net income (loss) per share calculated in accordance with GAAP. Therefore, management uses non-GAAP measures in conjunction with GAAP results. Investors and other users of our financial information should also consider the above factors when evaluating TMNG Global’s results.

Conference Call

The Company will host a conference call at 5:00 p.m. ET today to discuss 2008 third quarter results. Investors can access the conference call via a live webcast on the Company’s website, www.tmng.com, or by dialing 800-860-2442 in the United States or 412-858-4600 from international locations and referencing the TMNG Global call. A replay of the conference call will be archived on the Company’s website for one week. Additionally, a replay of the call will be available by dialing 877-344-7529, pass code 424458, through November 12, 2008.

About TMNG Global

TMNG Global (NASDAQ: TMNG) is a leading provider of professional services to the converging communications industry. Its companies, TMNG, CSMG, Cartesian, and TWG Consulting, and its base of over 500 consultants, have provided strategy, management, and technical consulting, as well as products and services, to more than 1200 communications service providers, entertainment, media, and technology companies and financial services firms worldwide. The company is headquartered in Overland Park, Kansas, with offices in Boston, Chicago, London, New Jersey, New York, Shanghai and Washington, D. C.

Cautionary Statement Regarding Forward Looking Information

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding expectations with respect to the Company’s future business, financial condition and results of operations. Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements. Factors that might affect actual results, performance, or achievements include, among other things, the ability of the Company to successfully integrate recent acquisitions, conditions in the telecommunications industry, overall economic and business conditions (including the recent worsening of conditions in the credit markets and in general economic conditions), the demand for the Company’s services (including the recent slowing of client decisions on proposals and project opportunities along with scope reduction of existing projects), the level of cash and non-cash expenditures incurred by the Company, technological advances and competitive factors in the markets in which the Company competes, and the factors described in this press release and in TMNG Global’s filings with the Securities and Exchange Commission, including the risks described in TMNG Global’s periodic reports filed with the SEC, including, but not limited to, “Cautionary Statement Regarding Forward Looking Information” under Part I of its Annual Report on Form 10-K for the fiscal year ended December 29, 2007 and subsequent periodic reports containing updated disclosures of such risks. These filings are available at the SEC’s web site at www.sec.gov. TMNG Global does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

(Please see attached financial tables)

THE MANAGEMENT NETWORK GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 27, 2008	September 29, 2007	September 27, 2008	September 29, 2007
Revenues	$17,528	$20,814	$59,645	$51,047

Cost of services (includes net non-cash share-based compensation expense of $65 and $191 for the thirteen weeks ended September 27, 2008 and September 29, 2007, respectively, and $447 and $124 for the thirty-nine weeks ended September 27, 2008 and September 29, 2007, respectively)	9,899	10,514	32,385	27,308

Gross Profit	7,629	10,300	27,260	23,739

Operating Expenses:
Selling, general and administrative (includes net non-cash share-based compensation expense of $133 and $577 for the thirteen weeks ended September 27, 2008 and September 29, 2007, respectively, and $977 and $588 for the thirty-nine weeks ended September 27, 2008 and September 29, 2007, respectively)	6,911	8,944	23,873	22,778
Goodwill and intangible asset impairment	1,086		10,165
Special Committee investigation		103		2,451
Intangible asset amortization	885	1,057	3,379	2,149
Total operating expenses	8,882	10,104	37,417	27,378
(Loss) income from operations	(1,253)	196	(10,157)	(3,639)
Interest income	233	387	750	1,185
Other income	24	452	24	452
Total other income	257	839	774	1,637
(Loss) income before income tax provision	(996)	1,035	(9,383)	(2,002)
Income tax provision	(202)	(531)	(444)	(815)
Net (loss) income	$(1,198)	$504	$(9,827)	$(2,817)

Net (loss) income per common share:
Basic and diluted	$(0.03)	$0.01	$(0.28)	$(0.08)

Weighted average shares used in calculation of net (loss) income per common share
Basic	34,706	35,808	35,700	35,763
Diluted	34,706	36,140	35,700	35,763

THE MANAGEMENT NETWORK GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	September 27, 2008	December 29, 2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$9,660	$10,022
Short-term investments		17,125
Receivables:
Accounts receivable	11,410	13,044
Accounts receivable — unbilled	5,070	7,804
	16,480	20,848
Less: Allowance for doubtful accounts	(494)	(562)
Net receivables	15,986	20,286
Prepaid and other current assets	1,573	1,763
Total current assets	27,219	49,196

NONCURRENT ASSETS:
Property and equipment, net	1,999	1,784
Goodwill	8,790	13,365
Licenses and identifiable intangible assets, net	6,256	11,605
Non-current investments	13,954
Other assets	543	616
Total Assets	$58,761	$76,566

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$1,434	$1,927
Accrued payroll, bonuses and related expenses	5,918	5,038
Other accrued liabilities	3,605	2,466
Income tax liabilities	363	861
Deferred revenue	1,048	3,554
Accrued contingent consideration	161	1,616
Unfavorable and other contractual obligations	929	1,668
Total current liabilities	13,458	17,130

NONCURRENT LIABILITIES:
Deferred income tax liabilities	481	1,368
Unfavorable and other contractual obligations	1,265	1,716
Other noncurrent liabilities	965	524
Total noncurrent liabilities	2,711	3,608

Total stockholders’ equity	42,592	55,828
Total Liabilities and Stockholders’ Equity	$58,761	$76,566

THE MANAGEMENT NETWORK GROUP, INC.

RECONCILIATION OF GAAP NET (LOSS) INCOME TO NON-GAAP ADJUSTED NET INCOME

(unaudited)

(in thousands, except per share data)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 27, 2008	September 29, 2007	September 27, 2008	September 29, 2007

Reconciliation of GAAP net (loss) income to non-GAAP adjusted net income:
GAAP net (loss) income	$(1,198)	$504	$(9,827)	$(2,817)

Special Committee investigation		103		2,451
Goodwill and intangible asset impairment	1,086		10,165
Depreciation and amortization	1,233	1,378	4,419	3,059
Gain on settlement of foreign withholding tax dispute		(452)		(452)
Non-cash share based compensation expense	198	768	1,424	712
Tax effect of applicable non-GAAP adjustments	(206)	(195)	(717)	(622)
Adjustments to GAAP net loss	2,311	1,602	15,291	5,148

Non-GAAP adjusted net income	$1,113	$2,106	$5,464	$2,331

Reconciliation of GAAP net (loss) income per diluted common share to non-GAAP adjusted net income per diluted common share:
GAAP net (loss) income per diluted common share	$(0.03)	$0.01	$(0.28)	$(0.08)

Special Committee investigation		0.01		0.07
Goodwill and intangible asset impairment	0.03		0.29
Depreciation and amortization	0.03	0.04	0.12	0.09
Gain on settlement of foreign withholding tax dispute		(0.01)		(0.01)
Non-cash share based compensation expense	0.01	0.02	0.04	0.02
Tax effect of applicable non-GAAP adjustments	(0.01)	(0.01)	(0.02)	(0.02)
Adjustments to GAAP net loss per diluted common share	0.06	0.05	0.43	0.15

Non-GAAP adjusted net income per diluted common share	$0.03	$0.06	$0.15	$0.07

Weighted average shares used in calculation of diluted net (loss) income per common share	34,706	36,140	35,700	35,763

# # #